UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022 (June 16, 2022)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-34374	54-1873198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6862 Elm Street Suite 320
McLean, Virginia		22101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 373-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AAIC	New York Stock Exchange
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AAIC PrB	New York Stock Exchange
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AAIC PrC	New York Stock Exchange
6.000% Senior Notes due 2026	AAIN	New York Stock Exchange
6.75% Senior Notes due 2025	AIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Arlington Asset Investment Corp. (the “Company”) held its annual meeting of shareholders on June 16, 2022 (the “Annual Meeting”). At the Annual Meeting, the shareholders voted on (i) the election of Daniel E. Berce, David W. Faeder, Melinda H. McClure, Ralph S. Michael, III, Anthony P. Nader, III and J. Rock Tonkel, Jr. to the Company’s Board of Directors for one-year terms until the Company’s 2023 annual meeting of shareholders and until their successors have been elected and qualified, (ii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022, (iii) a proposal to approve, on an advisory (non-binding) basis, the Company’s executive compensation, (iv) a proposal to ratify an amendment to the Company’s Shareholder Rights Agreement (the “Second Amendment”) to extend the term of the Shareholder Rights Agreement for an additional three years, and (v) a shareholder proposal regarding the recommendation that the Board take all lawful, extraordinary actions necessary to effectuate the liquidation of the Company. The shareholders elected all six nominees for director, approved the ratification of the appointment of PricewaterhouseCoopers LLP, approved, on an advisory basis, the Company’s executive compensation, approved the ratification of the Second Amendment, and voted against the shareholder proposal for the Board to effectuate the liquidation of the Company.

The final voting results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 - Election of Directors:

Nominee for Director	For	Against	Abstain	Broker Non-Votes
Daniel E. Berce	11,482,715	5,686,083	431,632	6,527,591
David W. Faeder	12,709,539	4,463,843	427,048	6,527,591
Melinda H. McClure	12,742,428	4,443,635	414,367	6,527,591
Ralph S. Michael, III	12,738,719	4,444,544	417,167	6,527,591
Anthony P. Nader, III	11,165,439	5,893,660	541,331	6,527,591
J. Rock Tonkel, Jr.	12,678,824	4,536,885	384,721	6,527,591

Proposal No. 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
22,951,728	937,835	238,458	*

*	No broker non-votes arose in connection with Proposal No. 2, due to the fact that the matter was considered “routine” under NYSE rules.

Proposal No. 3 - Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
12,238,991	4,840,811	520,628	6,527,591

Proposal No. 4 - Ratification of the Second Amendment to the Company’s Shareholder Rights Agreement:

For	Against	Abstain	Broker Non-Votes
12,739,228	4,410,703	450,499	6,527,591

Proposal No. 5 - Approval of the Shareholder Proposal for the Board to Effectuate the Liquidation of the Company:

For	Against	Abstain	Broker Non-Votes
5,019,754	12,316,555	264,121	6,527,591

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date:	June 17, 2022	By:	/s/ D. Scott Parish
Senior Vice President, Chief Administrative Office and Corporate Secretary